As filed with the Securities and Exchange Commission on December 8, 1997 File No. _____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                       THE GUARANTEE LIFE COMPANIES INC.

                 --------------------------------------------

                (Name of Registrant as specified in its charter)


     DELAWARE                               47-0785066
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)         Identification No.)

     Guarantee Centre                       Richard A. Spellman
     8801 Indian Hills Drive                Senior Vice President,
     Omaha, Nebraska  68114                 General Counsel and Secretary
     (402) 361-7300                         Guarantee Centre
                                            8801 Indian Hills Drive
                                            Omaha, Nebraska  68114
                                            (402) 361-7300

(Address, including zip code,               (Name, address, including zip
number, including area code, of             and telephone  code and telephone
Registrant's principal executive            number, including area code, of
offices)                                    agent for service)



It is requested that copies of all correspondence be sent to John D. Ellsworth, Esq., Lieben, Dahlk, Whitted, Houghton, Slowiaczek, & Jahn, P.C. 2027 Dodge Street, Suite 100, Omaha, Nebraska 68102, telephone number 402-344-4000, facsimile number 402-344-4006.

                                ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement becomes effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.


====================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================================
 Title of each        Amount to be registered (1)   Proposed Maximum        Proposed maximum       Amount of
 class of                                           offering price per      aggregate offering     registration fee
 securities to be                                   unit                    price
 registered
---------------------------------------------------------------------------------------------------------------------

Common Stock, $.01         36,586 Shares (2)             $13.00 (3)         $   475,618 (3)            $  144.13
 par value per
 share                    563,414 Shares (2)             $24.50 (4)         $13,803,643 (4)            $4,182.92
---------------------------------------------------------------------------------------------------------------------
Total                     600,000 Shares                                    $14,279,261                $4,327.05
---------------------------------------------------------------------------------------------------------------------

================================================================================
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be issued under the Registrant's 1994 Long Term Incentive Plan as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(2) The number of shares indicated are issuable under the Registrant's 1994 Long Term Incentive Plan.

(3) Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee, based on the exercise price of the stock options at the time of issue as indicated in the table.

(4) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price per share is estimated to be $24.50 based on the average of the high ($25.00) and low ($24.00) trading prices for the Common Stock in the NASDAQ National Market on December 4, 1997, as reported in the Wall Street Journal on December 5, 1997.

THE GUARANTEE LIFE COMPANIES INC.


                                    CROSS REFERENCE SHEET

       FORM S-3                                                                  SECTIONS IN PROSPECTUS
       ITEM NO.                            CAPTION                             OR REGISTRATION STATEMENT
----------------------  ---------------------------------------------  ------------------------------------------

        PART I               INFORMATION REQUIRED IN PROSPECTUS

          1             Forepart of the Registration Statement and     Outside Front Cover Page
                        Outside Front Coverage Page of Prospectus....

          2             Inside Front and Outside Back Cover Pages of   Inside Front Cover Pages; Table of
                        Prospectus...................................  Contents

          3             Summary Information, Risk Factors and Ratio    Risk Factors
                        of Earnings to Fixed Charges.................

          4             Use of Proceeds..............................  Use of Proceeds

          5             Determination of Offering Price..............  Plan of Distribution

          6             Dilution.....................................  Not Applicable

          7             Selling Security Holders.....................  Not Applicable

          8             Plan of Distribution.........................  Plan of Distribution

          9             Description of Shares to be Registered.......  Description of Shares; Description of Plan

          10            Interests of Named Experts and Counsel.......  Experts

          11            Material Changes.............................  Not Applicable

          12            Incorporation of Certain Information by        Documents Incorporated by Reference
                        Reference....................................

          13            Disclosure of Commission Position on           Indemnification
                        Indemnification for Securities Act
                        Liabilities..................................

       PART II          INFORMATION NOT REQUIRED IN PROSPECTUS

          14            Other Expenses of Issuance and Distribution..  Other Expenses of Issuance and
                                                                       Distribution

          15            Indemnification of Directors and Officers....  Indemnification of Directors and Officers

          16            Exhibits.....................................  Exhibits

          17            Undertakings.................................  Undertakings

     SUBJECT TO COMPLETION - PRELIMINARY PROSPECTUS DATED DECEMBER 8, 1997.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                       THE GUARANTEE LIFE COMPANIES INC.
             600,000 SHARES OF COMMON STOCK OFFERED BY THE COMPANY

The Guarantee Life Companies Inc.,(the "Company" or "Guarantee") is offering 600,000 shares of $.01 par value Common Stock (the "Common Stock" or "Shares") issuable pursuant to the Company's 1994 Long Term Incentive Plan (the "Plan") by the exercise of options granted pursuant thereto or otherwise by issue of restricted stock or performance shares.

SEE "RISK FACTORS" FOR REFERENCE TO CERTAIN MATERIAL RISKS IN CONNECTION WITH THE COMPANY WHICH PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO PURCHASING THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------------------------
                         Price Per Share      Total Number of Shares     Aggregate Offering        Proceeds to Company
                                                                                Price
Shares Offered by                  $13.00(1)                36,586(1)              $475,618(1)              $475,618(1)(3)
the Company

                                        0(2)               563,414(1)                     0(2)                       0(2)
==============================================================================================================================

Total                                                      600,000(1)              $475,618(2)              $475,618(2)(3)



-----------------------------------------------------------------------------------------------------------------------------

(1) The Shares are offered by the Company pursuant to its 1994 Long Term Incentive Plan. See "Description of Shares."

(2) Under the Plan, the Company is presently entitled to issue all of the 563,414 Shares as either "Restricted Stock" (not legended but subject to forfeiture)or as Shares issued upon the exercise of options subject to forfeiture granted under the Plan. The Company is also permitted to issue approximately 12 percent of all Shares subject to the Plan as "Performance Shares." The Company receives no compensation for any Performance Shares or Restricted Stock that it issues pursuant to the Plan. See "Description of Plan." Accordingly, the potential issuance of all of the 563,414 Shares as Restricted Stock or as a combination of Restricted Stock and Performance Shares would produce no funds for the Company.

(3) Proceeds to the Company do not reflect deduction of offering expenses estimated to total $40,000. No underwriting discounts or commissions will be paid by the Company. If all of the Shares are issued, of which there can be no assurance, the minimum proceeds to the Company would total approximately $435,618 in cash. The maximum proceeds cannot be determined at this time. See "Use of Proceeds."

The date of this Prospectus is December _____ 1997.

           AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("the 1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following Regional Offices of the Commission: in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and in New York, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by written request and addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and the address of such Web site is (http://www.sec.gov). The Company's Common Stock is listed on the NASDAQ NMS and its reports, proxy statements and other information can be inspected and copied at such exchange.

          The Company provides annual reports, including audited financial statements, to its shareholders on request and as required under the 1934 Act.

          The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above.

          The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) Registration Statement 33-92992 on Form S-1 including the Prospectus dated December 19, 1995 which was filed therewith registering for sale 2,500,000 shares of the Company's Common Stock, including any amendments or reports filed for the purpose of updating such registration; (3) Registration Statement 33-17863 on Form S-8 which was filed on December 13, 1996 registering for sale a total of 1,835,828 shares of the Company's Common Stock to be issued pursuant to its 1994 Long Term Incentive Plan, its Directors Stock Incentive Plan or its Thrift Savings Plan and Trust, respectively; and (4) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d)of the 1934 Act after the date hereof and prior to the termination of the offering of the Shares, which documents shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any and all documents incorporated by reference herein (not including exhibits to those documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such documents should be directed to The Guarantee Life Companies Inc., Guarantee Centre, 8801 Indian Hills Drive, Omaha, Nebraska 68114, telephone (402) 361-7300.

                                  THE COMPANY

          The Guarantee Life Companies Inc. is a Delaware corporation incorporated on November 28, 1994, in anticipation of and for the sole purpose of facilitating the demutualization of Guarantee Mutual Life Company, a mutual life insurance company organized in Nebraska in 1901. On December 26, 1995, Guarantee Mutual Life Company was converted to a stock life insurance company renamed Guarantee Life Insurance Company ("Guarantee Life"), and became a wholly-owned subsidiary of the Company. Guarantee Life provides group life and health insurance to employers and other groups and life insurance and annuities for individuals. The Company's principal business operations are conducted by Guarantee Life, which is authorized to transact life and health insurance in 48 states and the District of Columbia. Guarantee Life's principal executive offices are located at Guarantee Centre, 8801 Indian Hills Drive, Omaha, Nebraska 68114, telephone (402) 361-7300.

          Any changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the Company's latest Annual Report incorporated herein by reference are described in subsequent reports on Form 10-Q or Form 8-K which are also incorporated herein by reference.

                                  THE OFFERING

          Pursuant to this Prospectus, the Company is offering 600,000 Shares of Common Stock pursuant to its 1994 Long Term Incentive Plan (the "Plan").

                                  RISK FACTORS

State Health Care Legislation
-----------------------------

          A number of the states in which Guarantee does business have enacted or proposed small group health care insurance reform legislation containing limitations on underwriting and rating practices. Generally, underwriting practice reforms have included (i) requiring employee groups to be accepted or rejected for coverage as one unit, (ii) prohibiting termination of coverage based on medical conditions, (iii) prohibiting the use by insurers of ineligible industry lists, (iv) requiring portability of insurance by prohibiting insurers from excluding coverage for a pre-existing condition of a new employee of an existing employer group under certain conditions and (v) requiring "guarantee issue," which mandates coverage issuance regardless of medical risk.

NAIC Model Stop Loss Insurance Act
----------------------------------

          The National Association of Insurance Commissioners (the "NAIC") has adopted a model act that would limit the extent of excess loss insurance available to employers who self-fund employee health plans in any state that enacts the model act. States are not required to enact the model act. The model act suggests that states enact a minimum individual stop loss deductible (the employer's maximum liability for each employee's annual medical costs) of $20,000, although the model act provides that states may adjust the minimum deductible to reflect their medical cost experiences. Management believes that the enactment of the model act by a state with a $20,000 minimum deductible would discourage most small and mid-size employers (which includes Guarantee's target market) in that state from self-funding their medical plans and, accordingly, would have a material adverse effect on Guarantee's excess loss business in that state.

Cyclicality of Group Health Insurance Industry
----------------------------------------------

          The group health insurance industry has historically been subject to pricing and profitability cycles that are driven by competitive price pressures within the industry. Although the length and severity of the cycles have varied, they have averaged approximately six years and generally have been characterized by three years of profitability followed by three years of declining profitability or losses. Historical trends suggest that a cyclical downturn for the industry should have begun in 1992. Management believes that this historical pattern did not materialize at that time due to a number of factors, including the increased pressure on health care providers to contain medical costs resulting from the possibility of health care reform and the participation of more employers in medical plans with cost containment provisions. However, management believes that a new downward cycle started in late 1994 as group health insurers either reduced premium rates or failed to implement normal rate increases, and accepted greater risks to maintain market share in the face of increased competition from managed care providers. Management believes that the competitive pressures inherent in this downturn have prevented Guarantee from obtaining appropriate rate increases on its excess loss product.

Variations in Claims Experience
--------------------------------

          An insurance company's earnings significantly depend upon the claims paid under its insurance contracts and will vary from period to period depending upon the amount of claims incurred in the relevant periods. Further, while claims will generally track actuarial estimates over the long term, there is limited predictability within any given month or year. As a result, it is anticipated that Guarantee's financial results (and, accordingly, the trading price of the Common Stock) may vary from period to period and that such variations may be material in any given period. However, the net impact of such claims variations over longer periods of time generally is expected to moderate.

Importance of Ratings
---------------------

          Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Guarantee Life is rated "A (Excellent)" by A.M. Best, A.M. Best's third highest rating of 13 ratings assigned to solvent insurance companies, which currently range from "A++ (Superior)" to "D (Very Vulnerable)." Publications of A.M. Best indicate that the "A" rating is assigned to those companies that in A.M. Best's opinion have achieved excellent overall performance when compared to the standards established by A.M. Best and have demonstrated a strong ability to meet their obligations to policy holders over a long period of time. A.M. Best's ratings reflect its opinion of an insurance company's financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed to purchasers of the company's securities. In June 1993, A.M. Best lowered its rating of Guarantee Life from "A (Superior)" to its current rating of "A (Excellent)." In its letter to Guarantee Life, A.M. Best cited Guarantee Life's dependence on its group life and health business for the majority of its earnings as the primary reason for the adjustment, noting that the individual insurance business has not yet achieved the critical mass or level of profitability which would reduce Guarantee's dependence on its group insurance business and the marketing performance of its individual insurance business. Guarantee Life's ability to maintain its rating by A.M. Best may depend on its ability to implement successfully its business strategy, including, among other things, improving the profitability of its group insurance business and the marketing performance of its individual insurance business.

Competitive Environment
------------------------

          Guarantee competes with a large number of other insurers, managed care providers and non-insurance financial services companies, such as banks, broker-dealers and mutual funds, many of whom have greater financial resources, offer alternative products and, with respect to other insurers, have higher ratings than Guarantee. Competition exists for employer groups, individual consumers and agents and other distributors of insurance products. Most currently insured employer groups are underwritten on an annual basis, and employers may seek competitive quotations from several sources prior to renewal. National banks, with their preexisting customer bases for financial services products, may pose increasing competition in the future to insurers who sell annuities, including Guarantee, as a result of the United States Supreme Court's 1994 decision in NationsBank of North Carolina v. Variable Annuity Life Insurance Company, which
------------------------------------------------------------------------
permits national banks to sell annuities in certain circumstances. Guarantee may also face increased competition with respect to non-medical group products as other group health insurers enter these markets to diversity their businesses.

Investment Portfolio Exposure
-----------------------------

          Guarantee's investment portfolio consists primarily of investment grade fixed maturity securities. The fair value of these and Guarantee's other invested assets fluctuates depending on general economic and market conditions and the interest rate environment. In general, the market value of Guarantee's fixed maturity securities portfolio increases or decreases in inverse relationship with fluctuations in interest rates, and the rate of change of Guarantee's net investment income increases or decreases in direct relationship with interest rate changes. Guarantee manages interest rate risks through duration guidelines for its investment portfolio and, in limited cases, through derivatives, which are used only as a hedge against the effects of interest rate fluctuations. Guarantee may, from time to time, for business, regulatory or other reasons, elect or be required to sell certain of its investments at a time when their fair values are less than their original cost, resulting in realized capital losses, which would reduce net income.

Exposure to Withdrawals and Surrenders
--------------------------------------

          Guarantee's contractual obligations include payments of surrender benefits, contact withdrawals, claims under outstanding insurance policies and annuities, and policy loans. The contractual terms of substantially all of Guarantee's in force life insurance policies and annuities give the holders the right to surrender the policies and annuities, although many of these contracts impose penalties for early surrenders.

Insurance Regulation
--------------------

          Guarantee Life is subject to regulation by state regulators under the insurance laws of states in which it conducts business, including Nebraska (its domicilliary state). The purpose of such regulation is primarily to provide safeguards for policyholders rather than to protect the interests of stockholders. The insurance laws of the various states establish regulatory agencies with broad administrative powers, including, among others, the authority to grant or revoke operating licenses and to regulate trade practices, investments, premium rates, deposits of securities, the form and content of financial statements and insurance policies, accounting practices and the maintenance of specified reserves and capital.

          The insurance regulatory framework has been subject to increasing scrutiny by the National Association of Insurance Commissioners (NAIC), state legislatures and regulators and Congress. The NAIC and state regulators have from time to time reexamined laws and regulations, with an emphasis on insurance company investment and solvency issues. State legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies. In recent years, various legislative proposals have been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry; however, to date none of those proposals has been enacted.

                                USE OF PROCEEDS

              Any net cash proceeds received by the Company will be used for general corporate purposes.

                        DETERMINATION OF OFFERING PRICE

          The option price for each grant of an option under the Plan shall be determined by a committee of directors appointed by the Company's Board of Directors ("Plan Committee"), provided however, in every case, the option price shall not be less than 100% of the fair market value of a Share on the date the option is granted. The price of Restricted Stock and Performance Shares issued under the Plan is the fair market value of such Shares on the date of grant and no consideration is paid to the Company as to such Shares.

                              DESCRIPTION OF PLAN

          On December 15, 1994, the Company's Board of Directors adopted, and Guarantee Life, as sole shareholder of the Company, approved, the Plan. Under the Plan:

     (i) the Plan Committee which is responsible for administering the Plan, is authorized to grant incentive and nonqualified stock options, performance shares and, under limited circumstances, restricted stock to officers and other key employees of the Company and its subsidiaries ("Eligible Employees");

     (ii) the Plan Committee is authorized to grant nonqualified stock options to individuals who service and sell the products issued by Guarantee Life and its subsidiaries, but who are not employees of either Guarantee Life or a subsidiary (the "Agents"); and

     (iii) nonqualified stock options will be granted to nonemployee directors of the Company (the "Eligible Directors") at the times and subject to the conditions set forth in the Plan.

     The number of grantees may vary from year to year. No award may be granted under the Plan following the fifth anniversary of the Effective Date (i.e., December 26, 1995).

          The maximum number of Shares that may be issued under the Plan (the "Authorized Shares") is 1,345,828. Of this total, 745,828 were previously registered by the Company by Registration Statement 33-17863 on Form S-8 which was filed on December 13, 1996. The Shares issued pursuant to the Plan may be unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization or other relevant change affecting the Common Stock, appropriate adjustments will be made in the number and class of Shares that may be awarded under the Plan in the future and in the number and class of Shares and price under all outstanding grants made before the event. If Shares under a grant are not issued, those Shares will again be available for inclusion in future grants. Payment of cash in lieu of Shares generally will not be considered an issuance of shares of Common Stock for purposes of the Plan.

          The Company's Board of Directors has designated the Compensation Committee of the Company Board of Directors as the Plan Committee. The Plan Committee has authority to administer the Plan, including the authority to determine which Eligible Employees and Agents will receive awards, and for what number of Shares, to establish the terms and conditions of the awards for Eligible Employees and Agents in accordance with the provisions of the Plan, to interpret and construe the terms of the Incentive Plan and to establish rules and procedures for the administration of the Plan.

Grants Under the Plan.
-----------------------

     Stock Options.  The Plan Committee may grant nonqualified options to
     --------------
Eligible Employees and Agents and options qualifying as incentive stock options under the Internal Revenue Code to Eligible Employees for such number of Shares as the Plan Committee shall determine, provided that, in any 12-month period, no Eligible Employee may receive option grants for a number of Shares equal to or greater than 2% of the total number of shares of Common Stock issued and outstanding as of the Effective Date. The term of each option granted to an Eligible Employee or Agent will be fixed by the Plan Committee, but may not exceed 10 years from the date of grant. The Plan Committee will determine the time or times at which each such option may be exercised; provided, however, (i) in no event may any option granted under the Plan be exercised prior to the date in which a registration statement relating to the Shares underlying the option is effective, and (ii) in no event may any option granted under the Plan to a key employee or officer of the Company or its affiliates or subsidiaries be disposed of (other than upon exercise of the option) or Shares underlying the option be disposed of prior to six months following the date the option is granted. Options granted to an Eligible Employee or Agent may be made exercisable in installments, and the exercisability of options may be accelerated by the Plan Committee.

     On the last day of each year, beginning in 1996 (i.e., the year after the year in which the Effective Date occurs) and continuing for three years, each Eligible Director then in office shall automatically be granted a nonqualified stock option for the greatest number of whole Shares of Common Stock having an aggregate fair market value on the date of grant equal to or less than $5,000.

     The option price of any nonqualified stock option or incentive stock option granted under the Incentive Plan will be at least equal to the fair market value of the underlying Common Stock on the date of grant. To exercise an option, the grantee may pay the option price in cash or its equivalent or by delivering previously owned shares of Common Stock.

     Unless otherwise determined by the Plan Committee, in the event of termination of employment or service or cessation of Board membership (i) by reason of retirement, any option held by the terminated Eligible Employee, Agent or Eligible Director (or the beneficiary or legal representative of any such person) that has been outstanding for at least six months may thereafter be exercised in full for a period of three years following retirement or (ii) by reason of long-term disability or death, any option held by the terminated Eligible Employee, Agent or Eligible Director (or the beneficiary or legal representative of any such person) may thereafter be exercised in full for a period of one year following termination, subject in each case to the stated term of the option. In the event of a grantee's termination of employment or service or cessation of Holding Company Board membership for any reason other than retirement, disability or death, any option held by the Eligible Employee, Agent or Eligible Director will be forfeited to the extent not exercised, unless in the case of an Eligible Employee, the Plan Committee shall authorize an extended period of exercisability (not to exceed one year).

          Performance Share Grants.  The Plan Committee may award to any
          -------------------------
Eligible Employee Shares of Common Stock that shall be restricted as to transfer and subject to forfeiture unless and until (i) the Eligible Employee completes 10 years of continuous service after the grant date or (ii) such earlier time that performance goals established by the Plan Committee with respect to such award have been attained, in whole or in part ("Performance Shares"). The maximum number of Shares that may be issued as Performance Shares is 12.33% of the Authorized Shares.

          Each Performance Share award will preclude the grantee from transferring or otherwise disposing of such Shares prior to the date they vest (the "Vesting Period"). During the Vesting Period, any dividends paid on such Performance Shares will be held by the Company and be subject to forfeiture on the same terms and conditions as apply to the Performance Shares.

          Unless otherwise determined by the Plan Committee, in the event of termination of an Eligible Employee's employment prior to the end of the Vesting Period by reason of retirement, long-term disability or death, the Plan provides that a grantee shall vest in an aggregate number of Performance Shares, which is equal to the remainder of (i) the product of (A) the total number of Performance Shares granted and (B) the percentage determined by dividing the number of full years that have elapsed since the date the Performance Shares were granted by 10 minus (ii) any Performance Shares that have vested prior to the date of the grantee's termination of employment. In the event of an Eligible Employee's termination of employment for any reason other than retirement, long-term disability or death, any unvested Performance Shares held by the Eligible Employee will be forfeited, unless the Plan Committee authorizes accelerated vesting in cases other than a termination for cause.

          Restricted Stock Grants.  The Plan Committee may also award restricted
          ------------------------
Shares of Common Stock to induce a person to continue employment with the Company or one of its subsidiaries. The restricted Shares will be subject to forfeiture until the Eligible Employee completes a period of service to be determined by the Plan Committee. The Plan Committee may impose such other restrictions or conditions on an award of restricted Shares, including provisions which accelerate the vesting of such Shares upon the achievement of specific performance goals. The grantee cannot dispose of the Shares prior to the expiration of the restriction period. During the restricted period, the grantee will generally have all the rights of a stockholder, including the right to vote the Shares and receive the dividends. Unless otherwise provided by the Plan Committee, in the event a grantee's employment is terminated by reason of death or long-term disability, such grantee's restricted stock grant shall vest on a pro rata basis calculated by dividing the number of full months from the date of grant to the date of such termination by the number of total months in the restriction period. If the grantee's employment is terminated for any other reason, all nonvested Shares of restricted stock shall be forfeited.

          Other Information.  The Company's Board of Directors may amend,
          ------------------
terminate or modify the Plan at any time but such amendment, termination or modification shall not affect any award previously granted under the Plan without the written consent of the grantee. Any proposed amendment which would
(i) materially increase the number of Authorized Shares, (ii) materially modify the requirements as to the eligibility under the Plan of any person who is a reporting person under Section 16(a) of the Exchange Act with respect to the Company or (iii) cause the members of the Plan Committee to lose their status as disinterested directors under Rule 16b-3, as promulgated under the Exchange Act, will be subject to the approval of the Company's stockholders. The Plan Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall adversely affect any such award or option without the grantee's consent.

Federal Income Tax Aspects.  The following is a brief summary of the federal
---------------------------
income tax consequences of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

          Incentive Stock Options.  No taxable income is realized by the grantee
          ------------------------
upon the grant or exercise of an Incentive Stock Option (an "ISO"). If a grantee does not sell the stock received upon the exercise of an ISO ("ISO Shares") for at least two years from the date of grant and within one year from the date of exercise, when the ISO Shares are sold any gain or loss realized will be treated as long-term capital gain or loss. In such circumstances, no deduction will be allowed to the grantee's employer for federal income tax purposes.

          If ISO Shares are disposed of prior to the expiration of the holding periods described above, the grantee generally will realize ordinary income at that time equal to the lesser of the excess of the fair market value of the shares at exercise over the price paid for such ISO Shares or the actual gain on the disposition. The grantee's employer will generally be entitled to deduct any such recognized amount. Any further gain or loss realized by the grantee will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the grantee's employment, the ISO will generally be taxed as a nonqualified stock option.

     Nonqualified Stock Options.  No income is realized by the grantee at the
     ---------------------------
time a nonqualified stock option is granted. Generally upon exercise of a nonqualified stock option, the grantee will realize ordinary income in an amount equal to the difference between the price paid for the Shares and the fair market value of the Shares on the date of exercise. The grantee's employer will generally be entitled to a tax deduction in the same amount and at the same time as the grantee recognizes ordinary income. Any appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain or loss, depending upon the length of time that the grantee has held the Shares.

     Performance Shares and Restricted Stock.  A grantee receiving Performance
     ----------------------------------------
Shares or restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The grantee's employer will generally be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the grantee has long-term or short-term capital gain or loss on a subsequent sale generally begins when the restriction period expires, and the grantee's tax basis for such Shares will generally equal the fair market value of such Shares on such date.

     A grantee may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the Performance Shares or restricted stock, to recognize taxable ordinary income on the date of grant equal to the excess of the then fair market value of such Shares (determined without regard to the applicable restrictions) over the purchase price, if any, of the Performance Shares or restricted stock. By reason of such an election, the grantee's holding period will commence on the date of grant and the grantee's tax basis will be equal to the fair market value of the Shares on that date (determined without regard to the applicable restrictions). Likewise, the grantee's employer generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the grantee. If Performance Shares or Shares of restricted stock are forfeited after making such an election, the grantee will be entitled to a deduction, refund or loss for tax purposes only in an amount equal to the purchase price of the forfeited Shares regardless of whether he made a Section 83(b) election.

          Section 162(m).  Awards paid to certain executive officers may be
          ---------------
subject to the limitations under Section 162(m) of the Internal Revenue Code that prohibit the deduction of certain compensation paid in excess of $1,000,000 in any taxable year. The Company believes that compensation payable pursuant to options granted under the Incentive Plan should not be limited as to deductibility by reason of Section 162(m) and that compensation payable in respect of other awards may fail to be deductible for federal income tax purposes unless such awards qualify for certain exemptive relief that may be available for grants made prior to the first meeting of stockholders of the Company at which directors are elected in 1999.

                             DESCRIPTION OF SHARES

          The Company is authorized to issue up to 30,000,000 Shares, of which 600,000 Shares may be issued pursuant to this offering. The Shares have a $.01 par value. As of November 30, 1997, 8,937,512 Shares were issued and outstanding.

          Each Share is entitled to participate ratably in dividends when and if declared by the Directors and in the distribution of assets of the Company upon liquidation. Each Share is entitled to one vote and will be fully paid and nonassessible by the Company when the Share is issued and paid for. The Shares are not subject to redemption by the Company. The Shares have no preemptive rights (which are intended to ensure that a Shareholder maintains the same ownership interest (on a percentage basis) before and after the issue of additional Shares by the Company). The Shares do not have cumulative voting under Delaware law for the election of Directors. Other than shares of the Company's common stock the Company currently does not intend to issue any securities other than the Shares, although it may do so from time to time in either public or private distributions.

          The Shares are listed on NASDAQ. The Directors may determine at a later date to list the Shares on a different national securities exchange, but no decision has yet been made to do so.

                              PLAN OF DISTRIBUTION

          The Company is offering Shares pursuant to the Plan. No underwriter or placement agent has been engaged to assist the Company in this regard and no commissions or similar compensation will be paid to any party.

                                 LEGAL MATTERS

          The federal income tax issues involved with the issuance of the 600,000 Shares of Common Stock being offered hereby has been passed upon for the Company by Lieben, Dahlk, Whitted, Houghton Slowiaczek & Jahn, P.C., 2027 Dodge Street, Suite 100, Omaha, Nebraska, 68102.

                                    EXPERTS

          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                INDEMNIFICATION

          Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify directors, officers and controlling persons of the corporation who are parties to or are threatened to be made parties to actions, suits or proceedings, whether civil, criminal, administrative or investigative, by reason of such status. The Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify directors, officers and employees to the full extent permitted by Section 145, and the Company's Amended and Restated Bylaws similarly provide for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant under Delaware law, the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               TABLE OF CONTENTS

Available Information; Documents Incorporated
        by Reference.........................................1
The Company..................................................2
The Offering.................................................2
Risk Factors.................................................3
Use of Proceeds..............................................3
Determination of Offering Price..............................3
Description of Plan..........................................3
Description of Shares........................................5
Plan of Distribution.........................................6
Legal Matters................................................6
Experts......................................................6
Indemnification..............................................6



                       THE GUARANTEE LIFE COMPANIES INC.

                                    600,000

                                     Shares
                                  ------------
                                of Common Stock

                                   PROSPECTUS

                              December ____, 1997

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

              The following table shows all expenses of the offering.

              SEC filing fee                    $ 4,327.05
              Blue Sky legal and filing fees    $15,000.00
              Legal fees and expenses           $15,000.00
              Accounting fees and expenses      $ 2,000.00
              Miscellaneous                     $_________


                                                ___________
              Total                             $

          All amounts listed above, except for the registration fee, are estimates. All expenses itemized above will be paid by the Registrant.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended, provides with regard to Indemnification of directors and officers as follows:

          Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized on the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article V of the Registrant's Amended and Restated Bylaws provides with regard to indemnification of director and officers as follows:


                                   "ARTICLE V

                                INDEMNIFICATION

  Section 5.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation (including Guarantee Life Insurance Company) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 5.1 of this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); and provided, further, that, if the General Corporation Law of the State of Delaware requires it, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an "undertaking").

  Section 5.2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 5.1 of this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expense pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expense under this Article V or otherwise shall be on the Corporation.

  Section 5.3. NONEXCLUSIVITY OF RIGHTS. The rights of indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 5.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

  Section 5.5. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V or as otherwise permitted under the General Corporation Law of the State or Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  Section 5.6. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Article V.

  Section 5.7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article V by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification."

  Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides with regard to the limitation of liability of directors and officers as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:


                                   *  *  *  *

7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit.
No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of (S) 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

     Article VIII of the Registrant's Amended and Restated Certificate of Incorporation provides with regard to limitation of liability of directors and officers as follows:

                                 "ARTICLE VIII

     Section 1. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of his duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit.
If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Section 2. Any repeal of modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification."

     The Registrant maintains a director and officer insurance policy which insures the directors and officers of the Registrant against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

ITEM 16. EXHIBITS. The following is a complete list of exhibits filed as part of this Registration Statement, which exhibits are filed herewith or incorporated by reference herein (Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K):


       Exhibit
        Number                              Title                                       Method of filing
        ------                              -----                                       ----------------

         3(a)           Amended and Restated Certificate of Incorporation       Incorporated by reference to the
                        of the Registrant.                                      Registrant's Form 10-K for the fiscal
                                                                                year ended December 31, 1995 (Commission
                                                                                File No. 0-27688).

         3(b)           Amended and Restated Bylaws of the Registrant.          Incorporated by reference to the
                                                                                Registrant's Form 10-K for the fiscal
                                                                                year ended December 31, 1995 (Commission
                                                                                File No. 0-27688).

         4(a)           Form of Certificate of the Registrant's Common          Incorporated by reference to Amendment
                        Stock, par value $0.01 per share.                       No. 3 to the Registrant's Registration
                                                                                Statement on Form S-1 (Commission File
                                                                                No. 33-92992 filed with the Commission
                                                                                on October 11, 1995).

         4(b)           The Registrant's 1994 Long Term Incentive Plan          Incorporated by reference to the
                                                                                Registrant's Registration Statement on
                                                                                Form S-1 (Commission File No. 33-92992
                                                                                filed with the Commission on June 1,
                                                                                1995).

         4(c)           Amendment No. 1 to the Registrant's 1994 Long           Incorporated by reference to Amendment
                        Term Incentive Plan                                     No. 7 to the Registrant's Registration
                                                                                Statement on Form S-1 (Commission File
                                                                                No. 33-92992 filed with the Commission
                                                                                on December 12, 1995).

         4(d)           Amendment No. 2 to the Registrant's 1994 Long           Incorporated by reference to the
                        Term Incentive Plan.                                    Registrant's Registration Statement on
                                                                                Form S-8 (Commission File No. 33-17863
                                                                                filed with the Commission on December
                                                                                13, 1996).


Exhibit
Number                              Title                                       Method of filing
------                              -----                                       ----------------

4(e)                    Form of the Incentive Stock Option Agreement        Incorporated by reference to the
                        under the Registrant's 1994 Long Term Incentive     Registrant's Registration Statement on
                        Plan.                                               Form S-8 (Commission File No. 33-17863
                                                                            filed with the Commission on December
                                                                            13, 1996).

4(f)                    Form of the Nonqualified Stock Option Agreement     Incorporated by reference to the
                        under the Registrant's 1994 Long Term Incentive     Registrant's Registration Statement on
                        Plan.                                               Form S-8 (Commission File No. 33-17863
                                                                            filed with the Commission on December
                                                                            13, 1996).

5                       Opinion and Consent of Richard A. Spellman as to    Filed herewith.
                        legality of securities being registered.

8                       Opinion of Lieben, Dahlk, Whitted, Houghton,        Filed herewith.
                        Slowiaczek & Jahn, P.C. as to tax matters,
                        including consent.

23(a)                   Consent of KPMG Peat Marwick LLP.                   Filed herewith.

23(b)                   Consent of Lieben, Dahlk, Whitted, Houghton,        Included in Exhibit 8.
                        Slowiaczek & Jahn, P.C.

24(a)-(k)               Powers of Attorney.                                 Filed herewith.


ITEM 17.  UNDERTAKINGS.

     A.  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) For the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities remaining unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, (suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf, thereunto duly authorized in the City of Omaha, State of Nebraska, on December 8, 1997.

                                      THE GUARANTEE LIFE COMPANIES INC.


                                      By: /s/ Richard A. Spellman
                                         --------------------------------
                                          Richard A. Spellman

                                          Senior Vice President, General Counsel
                                          and Secretary


  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following parties in the capacities as of December 8, 1997.


Signature                                          Title
---------                                          -----

/s/ Robert D. Bates*                                Chairman of the Board, Director,
--------------------------------                    President and Chief Executive Officer
Robert D. Bates                                     (Principal Executive Officer)


/s/ William L. Bauhard                              Senior Vice President and Chief
--------------------------------                    Financial Officer (Principal
William L. Bauhard                                  Financial Officer)


/s/ David L. Bomberger                              Senior Vice President  Finance and
--------------------------------                    Treasurer (Principal Financial
David L. Bomberger                                  Officer)


/s/ Brett L. Frevert                                Vice President  Financial Reporting
---------------------------------                   (Principal Accounting Officer)
Brett L. Frevert

/s/ Clyde R. Bell*                                  Director
---------------------------------
Clyde R. Bell

/s/ John R. Cochran*                                Director
---------------------------------
John R. Cochran

/s/ Theodore C. Cooley*                             Director
---------------------------------
Theodore C. Cooley

/s/ Thomas T. Hacking*                              Director
----------------------------------
Thomas T. Hacking

/s/ James M. McClymond*                             Director
----------------------------------
James M. McClymond

/s/ Bernard W. Reznicek*                            Director
-----------------------------------
Bernard W. Reznicek

/s/ Adrian J. Scribante*                            Director
-----------------------------------
Adrian J. Scribante

/s/ Janice D. Stoney*                               Director
-----------------------------------
Janice D. Stoney

/s/ William F. Welsh, II*                           Director
-----------------------------------
William F. Welsh, II

/s/ Lee M. Gammill, Jr.*                            Director
-----------------------------------
Lee M. Gammill, Jr.

                                                    /s/ Richard A. Spellman
                                                    __________________________________
* By Richard A. Spellman,                           Richard A. Spellman as attorney in fact for
 as attorney in fact                                the individuals as indicated.


                         GUARANTEE LIFE COMPANIES INC.

                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                  ON FORM S-3


     Exhibit
      Number                                 Title                              Method of filing
      -----                                  -----                              ----------------
      3(a)           Amended and Restated Certificate of Incorporation       Incorporated by reference to the
                     of the Registrant.                                      Registrants Form 10-K for the fiscal
                                                                             year ended December 31, 1995 (Commission
                                                                             File No. 0-27688).

      3(b)           Amended and Restated Bylaws of the Registrant.          Incorporated by reference to the
                                                                             Registrant's Form 10-K for the fiscal
                                                                             year ended December 31, 1995 (Commission
                                                                             File No. 0-27688).

      4(a)           Form of Certificate of the Registrant's Common          Incorporated by reference to Amendment
                     Stock, par value $0.01 per share.                       No. 3 to the Registrant's Registration
                                                                             Statement on Form S-1 (Commission File
                                                                             No. 33-92992 filed with the Commission
                                                                             on October 11, 1995).

      4(b)           The Registrant's 1994 Long Term Incentive Plan.         Incorporated by reference to the
                                                                             Registrant's Registration Statement on
                                                                             Form S-1 (Commission File No. 33-92992
                                                                             filed with the Commission on June 1,
                                                                             1995).

      4(c)           Amendment No. 1 to the Registrant's 1994 Long           Incorporated by reference to Amendment
                     Term Incentive Plan.                                    No. 7 to the Registrant's Registration
                                                                             Statement on Form S-1 (Commission File
                                                                             No. 33-92992 filed with the Commission
                                                                             on December 12, 1995).

      4(d)           Amendment No. 2 to the Registrant's 1994 Long           Incorporated by reference to the
                     Term Incentive Plan.                                    Registrant's Registration Statement on
                                                                             Form S-8 (Commission File No. 33-17863
                                                                             filed with the Commission on December
                                                                             13, 1996).

      4(e)           Form of the Incentive Stock Option Agreement            Incorporated by reference to the
                     under the Registrant's 1994 Long Term Incentive         Registrant's Registration Statement on
                     Plan.                                                   Form S-8 (Commission File No. 33-17863
                                                                             filed with the Commission on December
                                                                             13, 1996).

      4(f)           Form of the Nonqualified Stock Option Agreement         Incorporated by reference to the
                     under the Registrant's 1994 Long Term Incentive         Registrant's Registration Statement on
                     Plan.                                                   Form S-8 (Commission File No. 33-17863
                                                                             filed with the Commission on December
                                                                             13, 1996).

      5              Opinion and Consent of Richard A. Spellman as to        Filed herewith.
                     legality of securities being registered.

      8              Opinion of Lieben, Dahlk, Whitted, Houghton,            Filed herewith.
                     Slowiaczek & Jahn, P.C. as to tax matters,
                     including consent.

      23(a)          Consent of KPMG Peat Marwick LLP.                       Filed herewith.

      23(b)          Consent of Lieben, Dahlk, Whitted, Houghton,            Included in Exhibit 8.
                     Slowiaczek & Jahn, P.C.

       24(a)-(k)     Powers of Attorney.                                     Filed herewith.